AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

THIS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, dated February 28, 2013, between The MainStay Funds, MainStay Funds Trust, and Eclipse Funds Inc. (each a “Company” and collectively, the “Companies”), on behalf of each series of the Companies (each a “Fund” and collectively, “Funds”), and New York Life Investment Management LLC (the “Adviser”)(“Agreement”).

WHEREAS, the Adviser has been appointed the investment advisor of each of the Funds pursuant to an Investment Management Agreement between each Company, on behalf of the Funds, and the Adviser; and

WHEREAS, each Company and the Adviser desire to enter into the arrangements described herein relating to certain expenses of the Funds;

NOW, THEREFORE, each Company and the Adviser hereby agrees as follows:

1.	The Adviser hereby agrees to waive fees and/or reimburse Fund expenses, excluding taxes, interest, litigation, extraordinary expenses, brokerage and other transaction expenses relating to the purchase or sale of portfolio investments, and acquired (underlying) fund fees and expenses), to the extent necessary to maintain Total Annual Operation Expenses specified for the class of shares of each Fund listed on Schedule A for the period commencing February 28, 2013 through February 28, 2014, except as provided below.

2.	The waivers and/or reimbursements described in Section 1 above are not subject to recoupment by the Adviser.

3.	The Adviser understand and intends that the Funds will rely on this Agreement (1) in preparing and filing amendments to the registration statements for the Companies on Form N-1A with the Securities and Exchange Commission, (2) in accruing each Fund’s expenses for purposes of calculating its net asset value per share and (3) for certain other purposes and expressly permits the Funds to do so.

4.	This Agreement may only be amended or terminated prior to its termination date by action of the applicable Board of Trustees/Directors.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ECLIPSE FUNDS INC.

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title: President

THE MAINSTAY FUNDS

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title: President

MAINSTAY FUNDS TRUST

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title: President

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title: Senior Managing Director

SCHEDULE A

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
MainStay Tax Free Bond Fund

Class A: 0.82%

Class B: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay Epoch International Small Cap Fund	Class A: 1.65%
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
MainStay Large Cap Growth Fund	Class I: 0.88%
MainStay U.S. Equity Opportunities Fund (Formerly MainStay 130/30 Core Fund)

Class A: 1.50%
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay International Opportunities Fund(Formerly MainStay 130/30 International Fund)	Class A: 1.60%
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
MainStay Conservative Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55%
MainStay Epoch Global Choice Fund	Class A: 1.54%
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
MainStay Epoch U.S. Equity Yield Fund

Class A: 1.32%

Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay Government Fund	Class A: 1.03%
Class B: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
MainStay Growth Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55%
MainStay High Yield Municipal Bond Fund

Class A: 0.875%

Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay High Yield Opportunities Fund

Class A: 1.30%
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay ICAP Equity Fund	Class I: 0.90%
MainStay ICAP Global Fund	Class A: 1.15% Class C: 1.95% Class I: 0.90% Investor Class: 1.20%
MainStay ICAP International Fund	Class I: 0.95%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
MainStay ICAP Select Equity Fund	Class A: 1.18% Class I: 0.90%
MainStay Indexed Bond Fund	Class A: 0.82% Class I: 0.43% Investor Class: 0.92%
MainStay Intermediate Term Bond Fund	Class I: 0.60%
MainStay International Equity Fund	Class B: 2.60% Class C: 2.60% Investor Class: 1.85%
MainStay Moderate Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55%
MainStay Moderate Growth Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55%
MainStay Money Market Fund	Class A: 0.70% Class B: 0.80% Class C: 0.80% Investor Class: 0.80%
MainStay Retirement 2010 Fund	Class A: 0.375% Class I: 0.125% Investor Class: 0.475% Class R1: 0.225% Class R2: 0.475% Class R3: 0.725%
MainStay Retirement 2020 Fund	Class A: 0.375% Class I: 0.125% Investor Class: 0.475% Class R1: 0.225% Class R2: 0.475% Class R3: 0.725%
MainStay Retirement 2030 Fund	Class A: 0.375% Class I: 0.125% Investor Class: 0.475% Class R1: 0.225% Class R2: 0.475% Class R3: 0.725%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
MainStay Retirement 2040 Fund	Class A: 0.375% Class I: 0.125% Investor Class: 0.475% Class R1: 0.225% Class R2: 0.475% Class R3: 0.725%
MainStay Retirement 2050 Fund	Class A: 0.375% Class I: 0.125% Investor Class: 0.475% Class R1: 0.225% Class R2: 0.475% Class R3: 0.725%.
MainStay S&P 500 Index Fund	Class A: 0.60%
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
MainStay Short Term Bond Fund	Class A: 0.86%
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
MainStay New York Tax Free Opportunities Fund

Class A: 0.75%

Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay CornerStone Fund	Class A: 1.34% Class I: 1.09%
MainStay Marketfield Fund	Class I: 1.56%
MainStay Short Duration High Yield Fund

Class A: 1.05%

Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class R2: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay California Tax Free Bond Fund

Class A: 0.75%

Class B: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.